Exhibit 99.2

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                               TO THE HOLDERS OF:
BANK OF                    The Bank of New York, as Trustee under the
  NEW                               LEHMAN RACERS INC CORP BND BACKED 97-CHR-1
 YORK                               REFERENCE NO.

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as Trustee, submits the following cash basis statement for the calender month ending February 28, 1998.

INTEREST ACCOUNT
Balance as of August 31, 1997....................................       $850.00
        Schedule Income received on securities................... $1,862,500.00
        Unscheduled Income received on securities................         $0.00
        Schedule Interest received from Swap Counterparty........         $0.00
        Unscheduled Interest received from Swap Counterparty.....         $0.00
LESS:
        Distribution to Beneficial Holders..... -$1,395,595.63
        Distribution to Swap Counterparty......          $0.00
        Trustee Fees...........................     -$2,250.00   -$1,397,845.63

Balance as of February 28, 1998.................................... $465,504.37
PRINCIPAL ACCOUNT
Balance as of August 31, 1997......................................       $0.00
        Scheduled Principal payment received on securities.........       $0.00
LESS:
        Distribution to Beneficial Holders....... -$464,655.00     -$464,655.00
Balance as of February 28, 1998....................................     $849.37

               UNDERLYING SECURITIES HELD AS OF February 28, 1998
Principal
Amount                                      Title of Security
---------                                   -----------------
50,000,000                                  CHRYSLER CORP DEBENTURES
                                            CUS# 171196AS7


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